UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 16, 2011
The Ensign Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691

(Address of principal executive offices)	(Zip Code)
(949) 487-9500

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 16, 2011, The Ensign Group, Inc. (the “Company”) issued a press release reporting the financial results of the Company for its fourth quarter and fiscal year ended December 31, 2010. A copy of the press release is attached to this Current Report as Exhibit 99.1.
     The press release includes “non-GAAP financial measures.” Specifically, the press release refers to EBITDA and EBITDAR. EBITDA and EBITDAR are supplemental non-GAAP financial measures. Regulation G, Conditions for Use of Non-GAAP Financial Measures, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-K filed today with the SEC. The Form 10-K is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.
Item 7.01 Regulation FD Disclosure.
     The Company believes that the following information, which we include in quarterly filings on Form 10-Q but are not required to be included in annual disclosures on Form 10-K, provides valuable insight regarding its fourth quarter operations for the period ending December 31, 2010.
     The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2010	2009	2010	2009	2010	2009	2010	2009	% Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$647.13	$555.81	$551.04	$462.14	$520.35	$461.73	$621.98	$540.31	15.1%
Managed care	350.48	343.66	421.66	400.63	419.39	402.20	359.66	348.36	3.2%
Other skilled	534.53	551.05	—	—	622.43	—	537.70	551.05	(2.4)%
Total skilled revenue	523.75	469.47	495.45	440.97	499.64	450.54	519.37	466.61	11.3%
Medicaid	166.47	163.90	151.15	148.60	151.88	153.30	161.96	161.14	0.5%
Private and other payors	194.46	183.34	150.48	143.75	166.18	180.98	182.55	177.65	2.8%
Total skilled nursing revenue	$269.94	$249.51	$217.76	$199.43	$201.70	$194.25	$251.97	$237.86	5.9%

     The following tables set forth our percentage of skilled nursing patient revenue and days by payor source:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2010	2009	2010	2009	2010	2009	2010	2009
Percentage of Skilled Nursing Revenue:
Medicare	36.9%	32.8%	28.0%	27.0%	27.1%	23.5%	34.8%	31.3%
Managed care	14.4	15.3	16.1	12.3	6.3	4.7	13.1	13.8
Other skilled	3.3	3.3	—	—	0.7	—	2.6	2.8

Skilled mix	54.6	51.4	44.1	39.3	34.1	28.2	50.5	47.9
Private and other payors	7.5	7.9	13.5	16.8	11.2	16.0	8.5	9.4

Quality mix	62.1	59.3	57.6	56.1	45.3	44.2	59.0	57.3
Medicaid	37.9	40.7	42.4	43.9	54.7	55.8	41.0	42.7

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2010	2009	2010	2009	2010	2009	2010	2009
Percentage of Skilled Nursing Days:
Medicare	15.4%	14.7%	11.1%	11.7%	10.5%	9.9%	14.1%	13.8%
Managed care	11.1	11.1	8.3	6.1	3.1	2.3	9.2	9.4
Other skilled	1.6	1.5	—	—	0.2	—	1.2	1.2

Skilled mix	28.1	27.3	19.4	17.8	13.8	12.2	24.5	24.4
Private and other payors	10.4	10.8	19.5	23.3	13.5	17.1	11.7	12.6

Quality mix	38.5	38.1	38.9	41.1	27.3	29.3	36.2	37.0
Medicaid	61.5	61.9	61.1	58.9	72.7	70.7	63.8	63.0

Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

     In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated February 16, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2011	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated February 16, 2011